UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 1, 2026

Goldman Sachs Real Estate Finance Trust Inc

(Exact name of registrant as specified in its charter)

Maryland	000-56667	99-2025085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 West Street, New York, New York

10282

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 902-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02	Unregistered Sales of Equity Securities

On July 1, 2026, Goldman Sachs Real Estate Finance Trust Inc (the “Company”) sold unregistered shares of its common stock (the “Shares”) pursuant to its ongoing private offering (the “Offering”). The offer and sale of the Shares was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The following table details the Shares sold:

Title of Securities*	Number of Shares Sold	Aggregate Consideration
Class I Common Stock	1,103,472.336	$ 27,520,600
Class S Common Stock	133,105.942	$ 3,317,000 (1)

(1)	Includes upfront selling commissions of $21,251.
*

The Company views its different series of common stock as being part of a single class of common stock, as applicable. However, in order to mirror common industry terminology, the Company refers to these separate series of common stock as “classes.”

The sale of the Shares in the Offering was made pursuant to subscription agreements entered into by the Company and the purchasers thereof. The Company relied, in part, upon representations from the purchasers in the subscription agreements that each purchaser was an accredited investor (as defined in Regulation D under the Securities Act).

Item 8.01	Other Events

Distributions

On or about July 10, 2026, the Company will pay distributions per share for each outstanding class of its common stock for the month of June 2026 in the net distribution amounts set forth below.

Class S	Class I	Class NV-1	Class NV-2	Class F-I	Class F-II
$0.1486	$0.1660	$0.1660	$0.1660	$0.2250	$0.1991

The net distribution for each class of common stock consists of a regular gross distribution reduced by any class-specific accruals allocable to the class and is payable to stockholders of record as of the close of business on June 30, 2026 (the “Record Date”). As of the Record Date, the Company had no outstanding shares of Class T or Class D Common Stock. These distributions will be paid in cash or reinvested in the applicable class of common stock for stockholders participating in the Company’s distribution reinvestment plan.

Loan Originations

Riverside Industrial

On June 25, 2026, the Company originated a $63.3 million floating rate, first mortgage loan collateralized by a 601,000 square foot Class A distribution facility located in Riverside, California (“Riverside Industrial”). The mortgage loan is intended to finance the acquisition of the property. The initial term of the loan is two years and provides for three one-year extension options, subject to the satisfaction of certain pre-defined conditions by the borrower. Monthly payments consist of interest only at a rate of one-month term Secured Overnight Financing Rate (“SOFR”) plus 2.50%.

Ontario Industrial

On June 25, 2026, the Company originated a $50.4 million floating rate, first mortgage loan collateralized by a 394,000 square foot distribution facility located in Ontario, California (“Ontario Industrial”). The mortgage loan is intended to finance the acquisition of the property. The initial term of the loan is two years and provides for three one-year extension options, subject to the satisfaction of certain pre-defined conditions by the borrower. Monthly payments consist of interest only at a rate of one-month term SOFR plus 2.50%.

Savannah Hotel

On June 30, 2026, the Company originated a $123.2 million floating rate, first mortgage loan collateralized by a 351-key hotel located in Savannah, Georgia (“Savannah Hotel”). The mortgage loan is intended to finance the acquisition of the property. The initial term of the loan is two years and provides for three one-year extension options, subject to the satisfaction of certain pre-defined conditions by the borrower. Monthly payments consist of interest only at a rate of one-month term SOFR plus 2.95%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2026	Goldman Sachs Real Estate Finance Trust Inc

	By:	/s/ Mallika Sinha
	Name:	Mallika Sinha
	Title:	Chief Financial Officer